SCHEDULE 14A INFORMATION
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
ARBINET-THEXCHANGE, INC.

(Name of Registrant as Specified In Its Charter)
ALEX MASHINSKY AND ROBERT A. MARMON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INTRODUCTION
WHY YOU SHOULD REPLACE THE COMPANY’S SLATE OF DIRECTORS
WHY YOU SHOULD VOTE FOR THE MASHINSKY NOMINEES
OUR RECOMMENDATIONS IF THE MASHINSKY NOMINEES ARE ELECTED
NOMINEES FOR DIRECTOR
VOTING
INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES
COST AND METHOD OF SOLICITATION
ADDITIONAL INFORMATION
IMPORTANT

PRELIMINARY COPY, SUBJECT TO COMPLETION
DATED MARCH 21, 2006
PROXY STATEMENT OF
ALEX MASHINSKY AND ROBERT A. MARMON
IN CONNECTION WITH THE
2006 ANNUAL MEETING OF STOCKHOLDERS OF
ARBINET-THEXCHANGE, INC.

INTRODUCTION
      This Proxy Statement (the “Proxy Statement”) and the accompanying form of Proxy are being furnished by Alex Mashinsky (“Mr. Mashinsky”) and Robert A. Marmon (“Mr. Marmon”) to the stockholders (the “Stockholders”) of Arbinet-thexchange, Inc. (the “Company”) in connection with their solicitation of proxies to be voted at the Company’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”). [The Company has announced that the Annual Meeting will be held at [location] at [time], local time.] [Although the Company has not yet announced the date of the Annual Meeting, we believe that it will be held on [                    ], 2006.] This Proxy Statement and form of Proxy are being mailed to Stockholders on or about [                    ], 2006.
      Messrs. Mashinsky and Marmon are soliciting proxies from fellow Stockholders in order to elect Mr. Mashinsky, Mr. Marmon and James F. Lavin (“Mr. Lavin”, and along with Mr. Mashinsky and Mr. Marmon, each, a “Mashinsky Nominee”) to the Board of Directors of the Company (the “Board”) at the Annual Meeting. We are asking Stockholders to elect Mr. Mashinsky, Mr. Marmon and Mr. Lavin to replace the current Class II directors. We have become dissatisfied with current management and are seeking to elect nominees to the Board whose interests are more aligned with Stockholders in order to begin changing the way the Company operates. We believe that in order for Stockholders to mitigate and reverse the losses they have suffered under the current management of the Company, and to take full advantage of the Company’s true potential, significant immediate changes are required. To begin the process, Messrs. Mashinsky and Marmon are asking current Stockholders to send a clear message of “no confidence” to the existing Board and management by electing the Mashinsky Nominees. If the Mashinsky Nominees are elected, we intend to make a number of recommendations to the Board, which we believe will benefit the Company and the Stockholders.
WHY YOU SHOULD REPLACE THE COMPANY’S SLATE OF DIRECTORS

•	The current management has overseen a 77% decline in the value of our Company. As of March 20, 2006 (the day before we announced this solicitation) the price of the Company’s common stock has declined 77% since its first day closing price of $29 in December 2004. Specifically, the common stock was trading below $7.00 per share, which is a decline of more than $250 million in the Company’s market capitalization from its initial public offering in December 2004 and more than $550 million from its highest market capitalization in December 2004.

•	Current management has not delivered on its goal to expand the business. The Company has stated publicly that it intends to leverage the Company’s web-based trading platform, intellectual property portfolio and operations support systems to allow for the trading, routing and settlement of other digital goods and offer additional services. We do not believe this has happened and believe that Mr. Mashinsky, as the inventor of much of the Company’s intellectual property, is in a much better position to expand the business successfully.

•	Members of the current Board are defendants in a securities fraud class action law suit. We believe that this lawsuit is a continuing and time-consuming distraction to the current management and that electing the Mashinsky Nominees, who are free of this burden, would benefit the Company.

•	Despite the Company’s declining stock price, current directors just gave themselves a raise. On February 15, 2006, the Board granted themselves a 300% pay raise to $20,000 for each non-employee director and double that amount, $40,000, for the Chairman of the Board. It is significant to us that one director, Robert Atkinson, has declined this increased pay. We are disappointed, however, that the remaining directors have granted themselves these raises in a year when the Company’s stock price has performed so poorly.

•	The interests of the current Board nominees are not aligned with Stockholders. As of March [ ], 2006, the current Class II directors collectively own only [ ] shares of the Company’s common stock (or approximately [ %] of the outstanding common stock).
WHY YOU SHOULD VOTE FOR THE MASHINSKY NOMINEES

•	The Mashinsky Nominees have significant industry and related experience to provide more effective leadership for the Company.

Mr. Mashinsky founded the Company and is largely responsible for creating its technology. Mr. Mashinsky served as Chairman and Chief Executive Officer of the Company from May 1996 through December 1999. The Company operates on, among other things, over 20 patents written by Mr. Mashinsky, giving Mr. Mashinsky a unique perspective on their potential to improve current performance and their potential application to other digital products and businesses. As a director, Mr. Mashinsky would work to expand the volume of traffic the Company handles and add new services by reinvigorating the Company’s use and development of its technology. We do not believe that current management has adequately developed this area.

Mr. Marmon is a “turnaround” specialist with extensive public company, SEC and IRS experience. He has served as Chief Financial Officer of a number of public companies including Dart Group Corporation, Crown Books Corp., Trak Auto Corporation, and Baldwin-United Corporation. Appointed Chief Financial Officer by a takeover firm, he uncovered the fraud at Crazy Eddie Inc., a home electronics chain located in the northeast U.S., worked closely with federal investigative agencies and forensic auditors, and was the government’s first witness at the trial which resulted in the conviction and imprisonment of the key perpetrators. Beginning in 1996, Mr. Marmon began applying lessons learned in turnaround work to start-up companies, starting with the Company, working closely with Mr. Mashinsky. Mr. Marmon was there with Mr. Mashinsky when the Company’s original business plan and technology were under development. He, as a former officer of the Company and one of its current stockholders, is disappointed with the Company’s current performance and is ready and willing to apply his acquired knowledge and skill sets for the benefit of the Company and its Stockholders.

Mr. Lavin is a consultant and entrepreneur and was involved in the founding of and early fundraising for the Company, where he assisted in its stabilization during its initial rapid growth phase. He assisted Mr. Mashinsky in framing his intellectual property claims. Mr. Lavin arranged for Mr. Marmon to join him at the Company in 1996. Mr. Lavin stayed with the Company through mid 1997 when he left to found Switch and Data Facilities Company, which now operates the largest number of carrier neutral collocation sites in the world. Recently, he has founded and funded Fireaway, LLC, a company based on a new fire extinguishing technology.

•	The Mashinsky Nominees have significant interests aligned with Stockholders. As of March 21, 2006, the Mashinsky Nominees collectively own 1,485,081 shares of the Company’s common stock (or approximately 5.9%(1) of the outstanding common stock). In addition, if the Mashinsky Nominees are elected, we will recommend that the Board consider appointing Mr. Mashinsky as Chief Executive Officer, with compensation tied to the performance of the Company’s stock price — a salary of $1.00, but significant “out of the money” stock options.

      (1)Using Arbinet’s recent 10-K outstanding number of 25,381,661.

•	Mr. Mashinsky intends to reinvigorate the Company’s use and development of its technology. As the creator of most of the Company’s patents, Mr. Mashinsky has a unique perspective on their potential to improve current performance and their potential application to other digital products and businesses. We do not believe that current management has adequately developed these areas.
THE SOLICITATION IS BEING MADE BY MESSRS. MASHINSKY AND
MARMON AND NOT ON BEHALF OF THE BOARD
      As of the date of this Proxy Statement, each of Mr. Mashinsky and Mr. Marmon is the beneficial owner of 1,392,081 shares of common stock (or approximately 5.5% of the outstanding common stock) and 91,500 shares of common stock (or approximately 0.4% of the outstanding common stock), respectively. Mr. Mashinsky, the founder and former Chief Executive Officer and director of the Company, is an inventor, entrepreneur and private investor. He conducts his business from 510 Berkley Square, Memphis Tennessee. Mr. Marmon is a “turnaround” specialist and management consultant, working out of 339 North Latch’s Lane, Merion Station, Pennsylvania. He is also an experienced public company chief financial officer, and the former President of the Company.
PLEASE DISREGARD ANY PROXY CARD YOU RECEIVE FROM THE COMPANY.
WE ENCOURAGE YOU TO RETURN ONLY THE ENCLOSED GREEN PROXY CARD.
OUR RECOMMENDATIONS IF THE MASHINSKY NOMINEES ARE ELECTED
      If elected, we plan to make the following recommendations to the Board, which we believe are in the best interests of the Company and its Stockholders:

•	Determine whether Alex Mashinsky should be appointed Chairman and Chief Executive Officer.(2) We would also recommend that Mr. Mashinsky will be paid a salary of $1.00 for his service as CEO. In lieu of cash compensation, Mr. Mashinsky would be granted significant “out of the money” stock options tied to the performance of the Company’s stock price.

•	Determine whether Robert A. Marmon should be appointed Chief Financial Officer.(3) We would also recommend that Mr. Marmon’s compensation be commensurate with his experience and will also include “out of the money” stock options tied to the performance of the Company’s stock price.

•	Ask that the remaining incumbent directors resign after appropriate successor directors have been identified.
      The Mashinsky Nominees, subject to their fiduciary duties to the Company and Stockholders under applicable law, intend to support these recommendations.
      By voting the enclosed GREEN Proxy Card for Mr. Mashinsky, Mr. Marmon and Mr. Lavin, Stockholders can demonstrate to the other members of the Board their support for our nominees and our proposed recommendations.
      If elected, the Mashinsky Nominees will not have the power by themselves to cause the Board to act in any particular way. In addition, our proposals will require the support of the Company’s audit and compensation committees. However, subject to their fiduciary duties to the Company and its Stockholders

      (2)The terms of a letter agreement between the Company and the current CEO may provide for severance obligations in these circumstances.
      (3)The terms of a letter agreement between the Company and the current CFO may provide for severance obligations in these circumstances.

under applicable law, the Mashinsky Nominees will attempt to influence their fellow directors to act in a manner that we believe is in the best interests of all Stockholders.
EVEN AFTER YOU HAVE SUBMITTED YOUR PROXY, YOU MAY CHANGE YOUR VOTE AT ANY TIME BEFORE THE MEETING BY SENDING A DULY EXECUTED PROXY WITH A LATER DATE TO MACKENZIE PARTNERS AT THE ADDRESS ON THE BACK COVER.
NOMINEES FOR DIRECTOR
GENERAL
      The by-laws of the Company provide that the exact number of directors shall be fixed by resolution of the Board. According to public information, the Board currently consists of eight members and is divided into three classes having three-year terms that expire in successive years. The term of office of the three directors in Class II expires at the Annual Meeting. We have nominated Alex Mashinsky, Robert A. Marmon and James F. Lavin to serve as Class II directors for a term of three years and until their successors are duly elected and qualified. Mr. Mashinsky, Mr. Marmon and Mr. Lavin have consented to serve as directors if elected.
THE MASHINSKY NOMINEES
      The information below concerning age and principal occupation has been furnished by Alex Mashinsky, Robert A. Marmon and James F. Lavin.

Name	Age	Principal Occupation

Alex Mashinsky	40	Inventor and Private Investor. Since June 2000, Mr. Mashinsky has been the Managing Partner of VenturiFX, an early stage venture capital firm. Mr. Mashinsky founded several companies including Qlimo in 2002, Qwireless in 2001, Elematics in 2000, and the Company in 1996. He served as the Chief Executive Officer of the Company until January 2000 and as a director until June 2004. Since 2004, Mr. Mashinsky has been Chairman of Town Car Limousine, where he has undertaken to consolidate the world wide ground transportation industry and link it to the web for real time delivery. Mr. Mashinsky has authored over 50 patents and, combining his abilities as a business strategist and technological innovator, continues to innovate in the field of web commerce and communications. Mr. Mashinsky has received numerous awards for innovation including the 2000 Albert Einstein Technology medal and the Technology Foresight Award for Innovation (presented in Geneva at Telecom 99).

Name	Age	Principal Occupation

Robert A. Marmon	62	Turnaround Specialist and Management Consultant. Mr. Marmon has been self employed since 1988 as a management consultant with specific expertise in corporate “turnaround” through his own company, RPF, Inc. (www.rpfinc.com). Before forming RPF, Inc. he worked for the Victor H. Palmieri Company for fourteen years, involved in high visibility turnaround projects. He is a McKinsey & Company alumnus. He currently serves as Chairman and Chief Executive Officer of NetSilica Inc., a small Internet security company, and has served in these capacities and as a director at various times since July 2001. He joined the Company in 1996 and during most of 1997, Mr. Marmon served as President and Chief Operating Officer. He remained a director of the Company until early 1998 when he left to join Mr. Lavin in the start-up of Switch and Data Facilities Company. He has served as chief financial officer and chief operating officer of both private and public companies.

James F. Lavin	50	Entrepreneur and Consultant. Mr. Lavin was employed by the Company as a consultant during its start-up. He assisted Mr. Mashinsky in fund-raising, framing Mr. Mashinsky’s intellectual property claims and organizing the Company during its initial growth spurt. He founded Switch and Data Facilities Company (www.switchanddata.com) immediately after working with Mr. Mashinsky to realize, in the physical world, some of the network interconnection concepts developed by Mr. Mashinsky. Switch and Data Facilities Company now operates the largest number of carrier neutral collocation sites in the world. Mr. Lavin served as a board member there from its inception through 2003. Recently, he founded and funded Fireaway, LLC (www.fireaway.biz), a company based on a new fire extinguishing technology. Previously, he was an officer at Bankers Trust and a pension advisory firm.
      Mr. Mashinsky currently has potential legal claims against the Company, as well as against Communications Ventures III, L.P., one of the Company’s Stockholders, the Company’s Chairman Anthony L. Craig, former director Roland A. Van der Meer, and the Company’s President, Chief Executive Officer and director J. Curt Hockemeier in connection with the Company’s Series E preferred stock financing consummated in 2001. In May 2005, Mr. Mashinsky sent a letter detailing his claims to the Company.
      The Company has announced that it believes these claims are without merit and indicated in correspondence to Mr. Mashinsky in May 2005 that the Company believes it has potential legal claims against Mr. Mashinsky. Neither Mr. Mashinsky nor the Company has pursued its respective claims. Mr. Mashinsky commits that, if elected as a director at the Annual Meeting, he will release his claims against the Company in exchange for a release by the Company of its potential claims against Mr. Mashinsky.
      Mr. Mashinsky has entered into an agreement with Thai Lee, an individual, pursuant to which Mr. Mashinsky may borrow from time to time up to $3,500,000 (which has been increased to $5,100,000) from Ms. Lee in order to acquire shares of the Company’s common stock (the “Loan Shares”). As of March 20, 2006, Mr. Mashinsky had borrowed $5,100,000 with respect to 534,585 Loan Shares pursuant to this agreement. The loan is due on December 31, 2006 and is subject to mandatory prepayment upon the sale of any Loan Shares. In addition, Ms. Lee is entitled to 50% of any net gain realized by Mr. Mashinsky on the sale of the Loan Shares. The Loan Shares may also serve as collateral for the loan.
      Messrs. Mashinsky, Marmon and Lavin is each the beneficial owner of 1,392,081, 91,500 and 1,500 shares of the Company’s common stock, respectively. The following is a summary of all transactions in Company securities by each of Messrs. Mashinsky, Marmon and Lavin over the last two years.
Alex Mashinsky

	Number of		Number of		Number of
	Common		Common		Common
Date of	Shares	Date of	Shares	Date of	Shares
Transaction	Purchased	Transaction	Purchased	Transaction	Purchased

02/15/2005	500	06/29/2005	1,000	11/11/2005	3,701
02/15/2005	50,320	06/29/2005	100	01/27/2006	5,000
02/15/2005	74,180	06/29/2005	4,900	01/30/2006	10,000
02/15/2005	16,932	06/29/2005	3,000	01/30/2006	5,000
02/15/2005	5,709	06/29/2005	2,604	02/17/2006	270
02/15/2005	7,884	06/29/2005	5,000	02/17/2006	600
02/15/2005	5,000	06/29/2005	11,100	02/17/2006	2000
02/15/2005	12,200	06/29/2005	2,400	02/21/2006	5000
02/15/2005	10,000	06/30/2005	3,684	02/21/2006	10,000
02/15/2005	13,123	06/30/2005	3,770	02/21/2006	5,000
02/15/2005	6,100	06/30/2005	7,350	02/21/2006	5,100
03/01/2005	17,573	06/30/2005	3,000	02/21/2006	15,000
03/01/2005	5,068	06/30/2005	2,396	02/22/2006	10,564
03/18/2005	3,504	06/30/2005	5,000	02/22/2006	500
03/22/2005	7,048	06/30/2005	2,000	02/23/2006	30,300
04/04/2005	3,600	07/01/2005	17,084	02/24/2006	12,000
04/04/2005	10,383	07/01/2005	3,116	02/27/2006	57,055
04/04/2005	5,000	07/25/2005	14,624	02/28/2006	8,000
04/04/2005	5,000	07/25/2005	5,000	02/28/2006	9,900
04/28/2005	5,000	07/25/2005	4,000	02/29/2006	28,442
04/28/2005	5,000	07/25/2005	8,061	03/01/2006	400
04/28/2005	5,000	07/25/2005	7,399	03/01/2006	300
05/02/2005	2,358	07/25/2005	916	03/02/2006	10,000
05/05/2005	5,796	07/26/2005	2,029	03/02/2006	2,700
05/05/2005	1,000	07/26/2005	10,415	03/03/2006	100,000
05/05/2005	22,664	07/27/2005	2,677	03/06/2006	81,433
05/05/2005	37,336	07/28/2005	1,200	03/07/2006	80,142
05/05/2005	2,900	07/29/2005	10,000	03/08/2006	34,962
06/29/2005	17,596	08/01/2005	1,123	03/09/2006	19,219
06/29/2005	1,000	11/10/2005	4,299	03/10/2006	9,219
				03/13/2006	209,610
				03/17/2006	15,550
				03/17/2006	6,500
				03/20/2006	360,865
				03/21/2006	46,000
				03/21/2006	150,000

	Number of		Number of		Number of
	Common		Common		Common
Date of	Shares	Date of	Shares	Date of	Shares
Transaction	Sold	Transaction	Sold	Transaction	Sold

03/17/2005	17,400	04/28/2005	2,358	10/11/2005	5,000
03/23/2005	12,500	05/02/2005	500	10/24/2005	10,415
03/24/2005	15,200	05/02/2005	7,048	10/24/2005	14,624
03/28/2005	11,000	05/02/2005	2,400	11/02/2005	3,701
03/29/2005	12,600	05/03/2005	5,796	11/02/2005	4,299
03/29/2005	6,100	05/04/2005	1,000	11/01/2005	1,123
03/30/2005	11,000	08/05/2005	11,100	11/01/2005	10,000
03/30/2005	13,123	08/05/2005	2,900	11/01/2005	1,200
03/31/2005	40,900	08/10/2005	5,000	11/01/2005	2,677
03/31/2005	10,000	08/11/2005	3,000	11/01/2005	2,029
04/01/2005	9,200	08/12/2005	100
04/04/2005	8,500	08/12/2005	4,900
04/05/2005	10,000	08/18/2005	1,000
04/05/2005	12,200	08/19/2005	1,000
04/06/2005	10,000	08/23/2005	17,596
04/06/2005	7,884	08/24/2005	2,000
04/06/2005	5,000	08/25/2005	5,000
04/07/2005	20,000	08/26/2005	2,396
04/07/2005	16,932	08/26/2005	2,604
04/07/2005	5,709	08/30/2005	3,000
04/08/2005	60,113	08/31/2005	7,350
04/08/2005	74,180	09/01/2005	3,770
04/08/2005	3,504	09/02/2005	3,116
04/08/2005	17,573	09/02/2005	3,684
04/08/2005	5,068	09/06/2005	916
04/08/2005	112,500	09/06/2005	17,084
04/11/2005	50,320	09/07/2005	7,399
04/27/2005	37,336	09/08/2005	8,061
04/28/2005	22,664	09/09/2005	4,000
      In addition, on July 9, 2004, Mr. Mashinsky surrendered 18,989 shares of the Company’s common stock to the Company in exchange for the cancellation of indebtedness.
Robert A. Marmon

Date of Transaction	Number of Common Shares Purchased(P)/Sold(S)

03/22/2005	500(P)
04/15/2005	5,000(S)
05/19/2005	13,000(S)
06/29/2005	7,500(S)
01/26/2006	15,000(P)
02/24/2006	10,000(P)

      In addition, on November 17, 2004, Mr. Marmon received 58,465 shares of the Company’s common stock in connection with the settlement of litigation with the Company.
James F. Lavin

Date of Transaction	Number of Common Shares Purchased

03/10/2006	1,500
WE RECOMMEND THAT STOCKHOLDERS VOTE IN FAVOR OF THE
MASHINSKY NOMINEES LISTED ABOVE AND
NOT RETURN THE COMPANY’S [COLOR] PROXY CARD TO THE COMPANY AND
NOT VOTE IN FAVOR OF THE NOMINEES OF THE COMPANY.

QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE ENCLOSED
GREEN PROXY CARD SHOULD BE DIRECTED TO:
MACKENZIE PARTNERS, INC.
105 MADISON AVENUE,
NEW YORK, NY 10016
CALL TOLL FREE
1-800-322-2885

VOTING
      Based on public information, the Board has fixed the close of business on [                    ], 2006 as the record date for the determination of the Stockholders entitled to notice of and to vote at the Annual Meeting. Based on the latest available public information, there were [                    ] shares of common stock outstanding on [                    ], 2006. The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the Stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each Stockholder entitled to vote shall have the right to one vote for each share of common stock outstanding in such Stockholder’s name.
      Directors are to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the votes cast by Stockholders entitled to vote thereon is required to take action, unless a greater percentage is required either by law or by the Company’s certificate of incorporation or by-laws. In determining the number of votes cast with respect to any voting matter, only those cast “for” or “withhold authority” are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. Similarly, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote.
      Execution and return of the enclosed GREEN Proxy Card will not affect a Stockholder’s right to attend the Annual Meeting and vote in person. Any Stockholder that executes and returns a Proxy Card has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the Proxy is voted.
      Unless contrary instructions are indicated on the enclosed GREEN Proxy Card, all shares of common stock represented by valid Proxies received pursuant to this solicitation (which have not been revoked as described above) will be voted (a) FOR the election of Alex Mashinsky, Robert A. Marmon and James F. Lavin, and (b) at the discretion of the Proxy holder(s), on such other business as may properly come before the Annual Meeting, including any adjournment(s) or postponements(s) thereof.
      IF YOU WISH TO VOTE FOR ALEX MASHINSKY, ROBERT A. MARMON AND JAMES F. LAVIN, YOU MUST EXECUTE AND RETURN THE ENCLOSED GREEN PROXY CARD AND SHOULD NOT EXECUTE OR RETURN THE COMPANY’S [COLOR] PROXY CARD.
      DO NOT RETURN ANY PROXY CARD OTHER THAN THE GREEN PROXY CARD. IF YOU RETURN MORE THAN ONE PROXY CARD THERE IS A RISK THAT YOUR SHARES WILL NOT BE VOTED AS YOU DESIRE, BECAUSE ONLY THE LATEST DATED PROXY CARD YOU SUBMIT COUNTS.

      EVEN AFTER YOU HAVE SUBMITTED YOUR PROXY, YOU MAY CHANGE YOUR VOTE AT ANY TIME BEFORE THE MEETING BY SENDING A DULY EXECUTED PROXY WITH A LATER DATE TO MACKENZIE PARTNERS AT THE ADDRESS ON THE BACK COVER.
      IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK OR NOMINEE ON THE RECORD DATE, ONLY IT CAN VOTE YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED ON THE GREEN PROXY CARD FOR ALEX MASHINSKY, ROBERT A. MARMON AND JAMES F. LAVIN.
      YOUR VOTE AT THIS YEAR’S ANNUAL MEETING IS ESPECIALLY IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED GREEN PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.
INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES
      Under the applicable regulations of the Securities and Exchange Commission, each of Mr. Mashinsky, Mr. Marmon, Mr. Lavin and Ms. Thai Lee is deemed to be a “participant” in our solicitation of proxies. The name, business address and principal occupation of each of Mr. Mashinsky, Mr. Marmon and Mr. Lavin appear earlier in this Proxy Statement, while the following table sets forth such information for Ms. Lee and any other person who may solicit proxies from Stockholders on our behalf (each a “Participant”).

Name	Business Address	Principal Occupation

Thai Lee	Software House International	President
2 Riverview Dr.
Somerset, New Jersey 08873
      The following is a summary of all transactions in Company securities by Ms. Lee over the last two years. A similar summary for each of Messrs. Mashinsky, Marmon and Lavin appears earlier in this Proxy Statement. Ms. Lee is the beneficial owner of 100,000 shares of the Company’s common stock. Unless otherwise indicated, no Participant other than Messrs. Mashinsky, Marmon and Lavin and Ms. Lee has purchased or sold shares of the Company’s common stock within the past two years.

Date of Transaction	Number of Common Shares Purchased

02/17/2006	10,000
02/17/2006	10,000
02/17/2006	30,000
03/01/2006	34,500
03/02/2006	15,500
      Except as described in this Proxy Statement, neither the Participant nor any of his or her respective affiliates or associates (together, the “Participant Affiliates”), (i) directly or indirectly beneficially owns any securities of the Company or of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a Stockholder. Furthermore, except as described in this Proxy Statement, neither the Participant nor any Participant Affiliate is a party to any transaction or series of transactions since January 1, 2005, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which the Participant or Participant Affiliate had or will have, a direct or indirect material interest.
      Except as described in this Proxy Statement, neither the Participant nor any Participant Affiliate has entered into any agreement or understanding with any person respecting any (i) future employment by the

Company or its affiliates or (ii) any transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Proxy Statement, there are no contracts, arrangements or understandings by the Participant or Participant Affiliates within the past year with any person with respect to any capital stock of the Company.
COST AND METHOD OF SOLICITATION
      We will bear the cost of this solicitation. While no precise estimate of this cost can be made at the present time, we currently estimate that we collectively will spend a total of approximately $[          ] for our solicitation of proxies, including expenditures for attorneys, solicitors and advertising, printing, transportation and related expenses. As of [                    ], 2006, we have incurred proxy solicitation expenses of approximately $[          ]. We expect to seek reimbursement from the Company for our expenses in connection with this solicitation. In addition to soliciting proxies by mail, proxies may be solicited in person or by telephone, telecopy, e-mail or the Internet.
      We will also reimburse brokers, fiduciaries, custodians and other nominees, as well as persons holding stock for others who have the right to give voting instructions, for out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions or authorizations relating to such materials from, beneficial owners of Company capital stock. We will pay for the cost of these solicitations, but these individuals will receive no additional compensation for these solicitation services. We have retained the proxy solicitation firm of MacKenzie Partners, Inc. at customary fees, plus reasonable out-of-pocket expenses, to participate in the solicitation of proxies and revocations. We also have agreed to indemnify MacKenzie Partners against certain liabilities and expenses. We estimate that approximately [50] employees of MacKenzie Partners will be involved in the solicitation of proxies on our behalf.
ADDITIONAL INFORMATION
      Certain information regarding common stock held by the Company’s directors, nominees, management and 5% stockholders is contained in the Company’s proxy statement and is incorporated herein by reference. Information concerning the date by which proposals of security holders intended to be presented at the next annual meeting of stockholders of the Company must be received by the Company for inclusion in the Company’s proxy statement and form of proxy for that meeting is also contained in the Company’s proxy statement and is incorporated herein by reference.
      We assume no responsibility for the accuracy or completeness of any information contained herein which is based on, or incorporated by reference to, the Company’s proxy statement.
ALEX MASHINSKY                    ROBERT A. MARMON
[March      , 2006]

IMPORTANT
PLEASE REVIEW THIS DOCUMENT AND THE ENCLOSED MATERIALS
CAREFULLY. YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY
OR HOW FEW SHARES OF COMMON STOCK YOU OWN.

1.	If your shares are registered in your own name, please sign, date and mail the enclosed GREEN Proxy Card to MacKenzie Partners, Inc. in the postage-paid envelope provided today.

2.	If you have previously signed and returned a proxy card to Arbinet-thexchange, Inc., you have every right to change your vote. Only your latest dated card will count. You may revoke any proxy card already sent to Arbinet-thexchange, Inc. by signing, dating and mailing the enclosed GREEN Proxy Card in the postage- paid envelope provided. Any proxy may be revoked at any time prior to the 2006 Annual Meeting by sending a new proxy card to MacKenzie Partners, Inc. or the Secretary of Arbinet-thexchange, Inc., or by voting in person at the 2006 Annual Meeting.

3.	If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GREEN Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GREEN Proxy Card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GREEN Proxy Card to be issued representing your shares.

4.	After signing the enclosed GREEN Proxy Card do not sign or return the Company’s proxy card unless you intend to change your vote, because only your latest dated proxy card will be counted.
If you have any questions about giving your proxy or require assistance, please call toll-free:
MACKENZIE PARTNERS, INC.
1-800-322-2885

IN OPPOSITION TO THE BOARD OF DIRECTORS OF
ARBINET-THEXCHANGE, INC.
PROXY FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF ALEX MASHINSKY AND ROBERT A. MARMON
     The undersigned hereby appoints Alex Mashinsky and Robert A. Marmon, or either of them proxies for the undersigned with full power of substitution, to vote all shares of beneficial interest of Arbinet-thexchange, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s 2006 Annual Meeting of Stockholders, and any postponements or adjournments thereof, hereby revoking all prior proxies, on the matters set forth below as follows:
ALEX MASHINSKY AND ROBERT A. MARMON RECOMMEND A VOTE FOR PROPOSAL 1.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF A CHOICE IS NOT SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED BELOW.

☑	Please mark your votes as in this example.

1.	Election of Alex Mashinsky, Robert A. Marmon and James F. Lavin as Class II Directors whose terms expire in 2009:

☐ FOR all nominees (except as marked below)	☐ WITHHOLD AUTHORITY for all nominees
     (INSTRUCTION: To withhold authority to vote for one or more nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority in the space provided below.)

2.	To act upon any other matters that may properly come before the meeting.

     PLEASE MARK YOUR VOTES (ON REVERSE SIDE), SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
      Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by the authorized person.

Date: , 2006	Signature of Stockholder

Signature of Stockholder